Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in the Registration Statements (Form S-8 No.’s 333-26743, 333-61467, 333-74490 and 333-118861) of Cenveo, Inc. of our reports dated February 28, 2006, with respect to the consolidated financial statements and schedule of Cenveo, Inc., Cenveo, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Cenveo, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

                                                                                                       /S/   ERNST & YOUNG LLP

Denver, Colorado
February 28, 2006